AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 27, 2009
                                                REGISTRATION NO. 333-162170
=============================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                AMENDMENT NO. 1 TO
                                     FORM S-1/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               EnzymeBioSystems
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    NEVADA                                27-0464302
        -------------------------------               -----------------
        (State or Other Jurisdiction of               (I.R.S. Employer
         Incorporation or Organization)               Identification No.)

                                    2834
                        ----------------------------
                        (Primary Standard Industrial
                           Classification Number)
                        ----------------------------

                            16773 W Park Drive
                         Chagrin Falls, Ohio, 44023
                              (440) 708-0012
        ----------------------------------------------------------------
              (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                              Ashot Martirosyan
                             16773 W Park Drive
                          Chagrin Falls, Ohio, 44023
                               (440) 708-0012
            --------------------------------------------------------
            (Name, Address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

                    WITH COPIES OF ALL CORRESPONDENCE TO:

                            THOMAS C. COOK, ESQ.
                    LAW OFFICES OF THOMAS C. COOK, LTD.
                      500 N. RAINBOW BLVD., SUITE 300
                           LAS VEGAS, NV  89107
                          PHONE:  (702) 221-1925
                          FAX:    (702) 221-1963
                          ----------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

   Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

   Large accelerated filer   [ ]                Accelerated filer         [ ]
   Non-accelerated filer     [ ]                Smaller reporting company [X]
   (Do not check if a smaller
    reporting company)


                       Calculation of Registration Fee

============================================================================
TITLE OF EACH                                     PROPOSED
CLASS OF                             PROPOSED     MAXIMUM
SECURITIES           AMOUNT          OFFERING     AGGREGATE     AMOUNT OF
TO BE                TO BE           PRICE PER    OFFERING      REGISTRATION
REGISTERED           REGISTERED(1)   SHARE(3)     PRICE         FEE(5)
Common stock
$0.001 par value     1,000,000       $0.01       $   10,000(4) $     0.56

Common stock,       10,500,000 (2)   $0.01       $   105,000   $     5.86
$0.001 par value
                   ---------------------------------------------------------

TOTAL               11,500,000       $0.01       $   115,000    $    6.42
============================================================================


(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a).

(2) Represents common shares currently outstanding to be sold by the selling security holders. The Company will derive no financial benefit from the sales of these shares. Our selling shareholders' shares will sell at $0.01 per share until our shares are quoted on the OTC-BB and thereafter at prevailing market prices or privately negotiated prices.

(3) There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is unknown. Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations of $0.01 per share is a bona fide estimate of the offering price in accordance with Rule 457(a).

(4) The aggregate offering price includes offering expenses of $1,000, which will result in net proceeds to the Company of $9,000. This offering has no minimum and funds will be released to the Company upon verification that the subscription agreement and funds are in good order

(5)  Paid by registrant in conjunction with prior amendment to this filing.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        ----------------------------------

-----------------------------------------------------------------------------
| THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. | | WE MAY NOT SEE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED | | WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND | | IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE |
| THE OFFER OR SALE IS NOT PERMITTED.                                       |
-----------------------------------------------------------------------------

              Subject to Completion, Dated _____________, 2009

                                  PROSPECTUS

                 Up to 11,500,000 shares of common stock

                               EnzymeBioSystems

   We are registering up to 1,000,000 shares, representing 3.2% of our outstanding common stock if all shares are sold, for sale to investors by us at a price of $0.01 per share. This offering will terminate when all 1,000,000 shares are sold or if not all of the shares are sold the offering will close on March 31, 2010, unless we terminate it earlier.

   We are also registering up to 10,500,000 shares, representing 34.4% of our current outstanding common stock, for sale by seven (7) of our existing shareholders. We will not receive any of the proceeds from the shares of common stock sold by the selling shareholders.

   Investing in the common stock involves risks. EnzymeBioSystems is a developmental stage company focused on becoming a contract research organization. to assist pharmaceutical and biotechnology companies in developing drug compounds, biologics, and drug delivery services. We have yet to begin our operations, we have no income, and limited assets. We are in unsound financial condition, and you should not invest unless you can afford to lose your entire investment. We rely on funding from our officers and directors to pay our obligations as they become due. If those officers and directors do not continue to advance the company money in the future then the company may not be able to pay its obligations as they become due.

                   See "Risk Factors" beginning on page 6.

   Neither the U. S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   We have established an escrow account with our corporate attorney for the
sole purpose to ensure good funds are received.   The purpose of the escrow
account is to ensure that the Subscription Agreement and funds are in proper order. There is no minimum for this offering; therefore, funds will be released from escrow upon receipt and we will promptly issue shares to investors even if you are the sole purchaser in this offering.

   The shares to be sold for our benefit will be offered by our officers and directors, namely, Ashot Martirosyan and Anushavan Yeranosyan, our President and Secretary, respectively, on a best efforts basis with no minimum. No underwriter will be used.

   Our common stock is not currently traded on any national securities exchange and is not quoted on any over-the-counter market.

         The date of this prospectus is __________________, 2009

=============================================================================


                              Table of Contents

Part I
PROSPECTUS SUMMARY...................................................... 3
OUR COMPANY............................................................. 3
THE OFFERING............................................................ 5
SELECTED FINANCIAL INFORMATION.......................................... 6
RISK FACTORS RELATING TO OUR FINANCIAL CONDITION........................ 7
COMPANY RISK FACTORS.................................................... 9
RISK FACTORS RELATING TO OUR COMMON STOCK AND THIS OFFERING.............16
FORWARD-LOOKING STATEMENTS..............................................20
USE OF PROCEEDS.........................................................21
DILUTION................................................................22
SELLING SECURITY HOLDERS................................................23
DETERMINATION OF THE OFFERING PRICE.....................................24
PLAN OF DISTRIBUTION....................................................24
EXPENSES OF ISSUANCE AND DISTRIBUTION...................................26
DESCRIPTION OF SECURITIES...............................................27
DIVIDEND POLICY.........................................................27
DESCRIPTION OF BUSINESS.................................................28
DESCRIPTION OF PROPERTY.................................................35
LEGAL PROCEEDINGS.......................................................35
FINANCIAL STATEMENTS....................................................36
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............37
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............43
EXECUTIVE COMPENSATION..................................................46
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT...........48
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................49
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................50
LEGAL MATTERS...........................................................50
EXPERTS.................................................................50
WHERE YOU CAN FIND MORE INFORMATION.....................................51

Part II

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION...........................II-1
INDEMNIFICATION OF DIRECTORS AND OFFICERS.............................II-1
RECENT SALES OF UNREGISTERED SECURITIES...............................II-3
EXHIBITS..............................................................II-4
UNDERTAKINGS..........................................................II-5
SIGNATURES AND POWER OF ATTORNEY......................................II-7


                              PROSPECTUS SUMMARY

                               EnzymeBioSystems

   The following summary highlights selected information contained in this Prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 3. References to "we," "us," "our," "EnzymeBioSystems," or the "Company" mean EnzymeBioSystems.

                          Forward-Looking Statements

   This Prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend, and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this Prospectus.

                                  Our Company

   We were formed on June 26, 2009 as EnzymeBioSystems, a Nevada corporation. We are a startup company that plans to manufacture specialty enzymes and enzyme related products. Activities to date have been limited primarily to organization, initial capitalization, establishing administrative offices in Chargrin, Falls, Ohio, and commencing our initial operational plans. As of the date of this offering circular, the Company has developed a business plan, established administrative offices and started obtaining laboratory equipment to build its laboratory.

   We plan to use enzyme technologies to develop commercial solutions for a broad range of applications within the specialty chemical industry. These markets are largely served by a small number of large, well-established
businesses and research university centers.   We plan to work collaboratively
with those industrial companies to develop differentiated, high performance enzyme solutions for their target markets, and to leverage their well-developed distribution capabilities to better exploit commercial opportunities. Our enzyme technology will tie-in with development of new commercial biological active compounds. We hope we can develop specialty enzymes to eliminate the side effects and toxicity of the new commercial developed products.

   We view our enzyme development and manufacturing capabilities as:
1) Computer-based methods of predicting the affinity of an inhibitor or activator for an enzyme, such as molecular docking. Docking is used to predict the binding orientation of small molecule drug candidates to their protein targets in order to in turn predict the affinity and activity of the
small molecule.   This plays an important role in the rational design of
drugs; and, 2) Deployment of new catalytic systems immobilized on inorganic nano-particles in our technologies.

   We are a start-up company focused on becoming a manufacturing organization, based in Ohio to assist pharmaceutical and biotechnology companies in developing drug compounds, biologics, specialized enzymes and drug delivery services. We foresee our three areas of business opportunity, to include: 1) buying raw materials to produce specialty enzymes in our lab facility and offer these products for sale to research facilities and pharmaceutical companies; 2) become a specialty contract manufacture for research universities and pharmaceutical companies that utilize enzymes in their research programs; and, 3) Publish in research and medical journals theoretical and practical applications of enzyme research, for the direct purpose of selling our research applications to research facilities.

   We plan to protect and enhance our technology for the development of novel enzymes by publishing our research in scientific trade publications and patenting our technology. Once our laboratory is operational, we expect we will be able to manufacturer specialty enzymes and develop engineering processes on a small scale. This technology consists of computer-based software design methods, such as molecular docking.

   We have generated no revenues, have incurred losses since our inception on June 26, 2009, and have relied upon the sale of our securities in unregistered transactions from our original founders to fund our operations. We are a development stage company and we do not expect to generate sufficient revenues in the next 12 months to sustain our operations. Accordingly, for the foreseeable future, we will continue to be dependent on additional financing in order to maintain our operations and continue with our corporate activities.

   Due to the uncertainty of our ability to meet our financial obligations and to pay our liabilities as they become due, in their report on our financial statements for the period from inception (June 26, 2009) to June 30, 2009, our registered independent auditors included additional comments indicating concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our registered independent auditors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

   Our principal offices are located at 16773 W Park Drive, Chagrin, Falls, Ohio, 44023. The telephone is (440) 708-0012.

                                 The Offering

Securities Offered:

Shares Offered by EnzymeBioSystems:      We are registering to sell to new
                                         investors up to 1,000,000 shares of
                                         common stock.  We will sell these
                                         shares to new investors at $0.01 per
                                         share.

Shares Offered by Selling Shareholders:  We are registering 10,500,000 shares for sale by seven (7) selling
                                         shareholders (see list of Selling
                                         Shareholders):

No Minimum                               There is no minimum for this offering,
                                         funds will be released to us from our
                                         escrow agent after we ensure good
                                         funds are received and we will
                                         promptly issue shares to investors
                                         even if you are the sole purchaser in
                                         this offering.

Use of proceeds                          If we are successful at selling all
                                         the shares being offered by our
                                         Company, our gross proceeds from such
                                         offering will be $10,000.  We intend
                                         to use these proceeds to purchase
                                         raw materials to produce specialty
                                         enzymes, packaging costs and marketing
                                         expenses.  We will not receive any
                                         proceeds from the sale of shares
                                         shares by the selling stockholders.


   We are registering up to 10,500,000 shares for resale by existing holders of our common stock; and 1,000,000 shares of our common stock to be sold by our officers and directors at $0.01 per share.

                          Selected Financial Data

   The following financial information summarizes the more complete historical financial information at the end of this Prospectus.

   The summary information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements and notes thereto included elsewhere in this Prospectus.


Balance Sheet Data

                                  Quarter ended         For fiscal year ended
                                   September 30               June 30,
                                      2009                     2009
                                   (Unaudited)              (Audited)
                                -------------           ---------------------
Working Capital                     $   22,133              $   28,000

Total Cash and equivalents          $   26,873              $        -
Funds held in escrow                                        $   30,500
Total Liabilities                   $    4,740              $    2,500

Income Statement Data

                                         From                     From
                                     June 26, 2009            June 26, 2009
                                      (Inception)              (Inception)
                                     to September 30          to June 30,
                                          2009                    2009
                                       (Unaudited)             (Audited)
                                     ---------------         --------------

Revenues                            $        0              $        0
Expenses                            $   11,367              $    3,000
Net income (loss)                   $  (11,367)                 (3,000)


   As of September 30, 2009, we had $ 22,133 in working capital, and an accumulated loss of $(11,367) since inception. The $11,367 expense represents incorporation fees, accounting fees, and start-up costs in building a laboratory.

                                 RISK FACTORS

   Please consider the following risk factors before deciding to invest in our common stock.

   This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this Prospectus before deciding whether to purchase our common stock.

   If any of the following risks actually occur, our business, financial condition, and results of operations could be harmed. An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our common stock. If any of the following risks occur, our business, operating results, and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.


RISK FACTORS RELATING TO OUR FINANCIAL CONDITION
------------------------------------------------

1. WE HAVE NO OPERATING HISTORY AND LIMITED HISTORICAL FINANCIAL INFORMATION UPON WHICH YOU MAY EVALUATE OUR PERFORMANCE.

   We have no operating history and we are subject to all risks inherent in a developing business enterprise. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with manufacturing specialty enzymes and the competitive and regulatory environment in which we operate. You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of research. We may not successfully address these risks and uncertainties or successfully implement our operating and acquisition strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment. Even if we accomplish these objectives, we may not generate positive cash flows or profits we anticipate in the future.

2. AS WE HAVE NEVER REPORTED REVENUES SINCE OUR INCEPTION, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

   Our financial statements included with this Registration Statement for the year ended June 30, 2009 and the quarter ending September 30, 2009, have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the year ended June 30, 2009 and the quarter ending September 30, 2009. Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors.
Since our auditor's have raised a substantial doubt about our ability to continue as a going concern, this typically results greater difficulty to obtain loans than businesses that do not have a qualified auditors opinion. Additionally, any loans we might obtain may be on less advantageous terms. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our future enzyme products. We plan to seek additional funds through private placements of our common stock.
You may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. If we are not able to achieve revenues or find financing, then we likely will be forced to cease operations and investors will likely lose their entire investment, investors may lose their entire investment.

3. WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

   We have prepared audited financial statements for the year end for June 30, 2009, and unaudited financial statement for the quarter ending September 30, 2009 which show we have working capital of $28,000 and $22,133 respectfully. Our ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to continue its development and operational activities. The ability to achieve profitable operations is in direct correlation to our ability to generate revenues or raise sufficient financing. It is important to note that even if the appropriate financing is received, there is no guarantee that we will ever be able to operate profitably or derive any significant revenues from its operation. Management believes, for the next twelve months, it has sufficient funds available to implement its business, on a limited basis. This Offering will allow management to purchase additional raw materials to produce specialty enzymes. The less monies raised in the Offering will affect the amount of raw materials the Company can purchase, which will result in fewer specialty enzymes produced. If no monies are raised in this Offering, the Company will still be able to produce a limited quantity of specialty enzymes.

4. IF WE ARE NOT ABLE TO COMPETE EFFECTIVELY AGAINST LARGER BIOMEDICAL MANUFACTURERS WITH GREATER RESOURCES, OUR PROSPECTS FOR FUTURE SUCCESS WILL BE JEOPARDIZED.

   We will face intense competition from larger and better-established biomedical manufacturers that may prevent us from ever becoming a significant company. Management expects the competition to intensify in the future. Pressures created by our future competitors could negatively impact our business, results of operations and financial condition.

   Many of our potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing, technical and other resources. In addition, our competitors may acquire or be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed competitors. Therefore, some of our competitors with other revenue sources may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to product development. We currently do not have any operations; however, if we are able to begin our operations management expects increased competition may result in reduced operating margins, loss of market share and diminished value in our brands. There can be no assurance that we will be able to compete successfully against current and future competitors.


COMPANY RISK FACTORS
--------------------

5. IF WE ARE UNABLE TO RESPOND EFFECTIVELY AS TECHNOLOGIES AND MARKET TRENDS EMERGE, OUR COMPETITIVE POSITION AND OUR ABILITY TO GENERATE REVENUES AND PROFITS MAY BE HARMED.

   To be successful, we must keep pace with rapid changes in enzyme research and technology, changing customer requirements, new innovations by competitors and evolving industry standards, any of which could render our existing products obsolete if we fail to respond in a timely manner. For example, if new enzyme applications are introduced by our competitors not part by our technology, or if effective new sources of enzymes are discovered, our future products and technology could become less competitive or obsolete. If competitors develop innovative applications and technology that is superior to ours or if we fail to accurately anticipate market trends and respond on a timely basis with our own innovations, our potential competitive position may be harmed and we may not achieve sufficient growth in our revenues to attain, or sustain, profitability.


6.  THERE MAY BE A POSSIBLE INABILITY TO FIND SUITABLE EMPLOYEES.

   In order to implement our business plan, management recognizes that additional staff will be required. No assurances can be given that we will be able to find suitable employees that can support our needs or that these employees can be hired on favorable terms. We do not plan to hire any additional employees until our cash flows can justify the expense. When we are ready to hire new employees, we will most likely look for people who have some type of chemistry experience or a working knowledge of chemical engineering, which may be difficult to find.


7.  WE MAY BE LIABLE FOR THE PRODUCTS WE PLAN TO PRODUCE.

   There is no guarantee that the level of insurance coverage we secure will be adequate to protect us from risks associated with claims that exceed the level of coverage maintained. As a result of our limited operations to date, no threatened or actual claims have been made upon us for product liability.

8. THE ENZYME COMPOUND INDUSTRY IS SUBJECT TO PRICING PRESSURES THAT MAY CAUSE US TO REDUCE THE FUTURE GROSS MARGINS FOR OUR PRODUCTS.

   If we are able to become operational management believes to be competitive, we might be required to adjust our prices in response to industry-wide pricing pressures. Our competitors may possibly source from regions with lower costs than those of our sourcing partners and those competitors may apply such additional cost savings to further reduce prices.

   We are not currently operational. If we are able to become operational management believes increased customer demands for markdown allowances, incentives and other forms of economic support might reduce our gross margins and affect our profitability. Our financial performance may be negatively affected by these pricing pressures if we are forced to reduce our prices without being able to correspondingly reduce our costs for finished goods or if our costs for finished goods increase and we cannot increase our prices. Management wants investors to know that there are no assurances that we may ever achieve acceptable operating margins, we may never obtain any share of the market, or be able to establish any value for our enzyme products.


9. THE LOSS OF ONE OR MORE OF OUR FUTURE SUPPLIERS OF RAW MATERIALS MAY INTERRUPT OUR SUPPLIES.

   We plan to purchase our raw materials from a limited number of third-party suppliers. We do not have any material or long-term contracts in place with any suppliers at this time. Furthermore, our future suppliers also purchase the components of our products from a limited number of suppliers. The loss of one or more of these vendors could interrupt our supply chain and impact our ability to deliver products to our customers, which would have a material adverse effect on our future net sales and profitability.


10. INCREASES IN THE PRICE OF RAW MATERIALS USED TO MANUFACTURE OUR ENZYME PRODUCTS COULD MATERIALLY INCREASE OUR COSTS AND DECREASE OUR PROFITABILITY.

   The prices for enzyme components are dependent on the market price for the raw materials used to produce them. There can be no assurance that prices for these and other raw materials will not increase in the near future.

   These raw materials are subject to price volatility caused by supply conditions, power outages, government regulations, economic climate and other unpredictable factors. Any raw material price increase would increase our cost of sales and decrease our future profitability unless we are able to pass higher prices on to our customers. In addition, if one or more of our competitors is able to reduce its production costs by taking advantage of any reductions in raw material prices or favorable sourcing agreements, we may face pricing pressures from those competitors and may be forced to reduce our prices or face a decline in net sales, either of which could have a material and adverse effect on our business, results of operations and financial condition.

11. WE DO NOT OWN EQUIPMENT WITH THE CAPACITY TO MANUFACTURE PRODUCTS ON A COMMERCIAL SCALE. IF WE ARE UNABLE TO ACCESS THE CAPACITY TO MANUFACTURE PRODUCTS IN SUFFICIENT QUANTITY, WE MAY NOT BE ABLE TO COMMERCIALIZE OUR PRODUCTS OR GENERATE SIGNIFICANT SALES.

   We have only limited experience in enzyme manufacturing, and we do not have our own internal capacity to manufacture specialty enzyme products on a commercial scale. We expect to be dependent to a significant extent on third parties for commercial scale manufacturing of our specialty enzyme products. We do not have any arrangements with third parties that have the required manufacturing equipment and available capacity to manufacture our commercial enzymes. While we plan to build our own pilot development facility, we will continue to depend on third parties for large-scale commercial manufacturing. Any difficulties or interruptions of service with our third party manufacturers or our own pilot manufacturing facility could disrupt our research and development efforts, delay our commercialization of specialty enzyme products, and harm our relationships with our specialty enzyme strategic partners, collaborators, or customers.


12. WE MAY PURSUE SPECIALTY ENZYME PRODUCTS THAT ULTIMATELY REQUIRE MORE RESOURCES THAN WE ANTICIPATE OR WHICH MAY BE TECHNICALLY UNSUCCESSFUL.

   We currently have only limited resources and capability to develop, manufacture, market, sell, or distribute specialty enzyme products on a commercial scale. We will determine which specialty enzyme products to pursue independently based on various criteria, including: investment required, estimated time to market, regulatory hurdles, infrastructure requirements, and industry-specific expertise necessary for successful commercialization. At any time, we may modify our strategy and pursue collaborations for the development and commercialization of some specialty enzyme products that we had intended to pursue independently. We may pursue specialty enzyme products that ultimately require more resources than we anticipate or which may be technically unsuccessful. In order for us to commercialize more specialty enzyme products directly, we would need to establish or obtain through outsourcing arrangements additional capability to develop, manufacture, market, sell, and distribute such products. If we are unable to successfully commercialize specialty enzyme products resulting from our internal product development efforts, we will continue to incur losses in our specialty enzymes business, as well as in our business as a whole. Even if we successfully develop a commercial specialty enzyme product, we may not generate significant sales and achieve profitability in our specialty enzymes business, or in our business as a whole.

13. WE MAY NOT BE ABLE TO DEVELOP MANUFACTURING CAPACITY SUFFICIENT TO MEET DEMAND IN AN ECONOMICAL MANNER OR AT ALL.

   If demand for enzyme products increases beyond the scope of our future production facilities, we may incur significant expenses in the expansion and/or construction of production facilities and increases in personnel in order to increase production capacity. Any unanticipated expansion requirements may cause complications for delays in production, which could result in a loss of business and customers. To finance the expansion of a commercial-scale production facility is complex and expensive. We cannot assure you that we will have the necessary funds to finance the development of production facilities, or that we will be able to develop this infrastructure in a timely or economical manner, or at all.


14. OUR OFFICERS HAVE NO EXPERIENCE IN OPERATING AN OPERATIONAL SPECIALTY ENZYME COMPANY, AND HAVE NO EXPERIENCE IN EVALUATING THE SUCCESS OF FUTURE PRODUCTS.

   Our executive officers, who have chemical engineering education, have no experience in operating a specialty enzyme Company. Their work history includes working for an antibiotic laboratory, managing a medical supply company and working as a production engineer. They have no experience in independently developing, manufacturing, marketing, selling, and distributing commercial specialty enzyme products. Due to their lack of experience, our executive officers may make wrong decisions and choices regarding selection of products to pursue on behalf of the Company. Consequently, our Company may suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations, which will result in the loss of your investment.


15. WE EXPECT THAT CERTAIN ENZYME DEVELOPMENT WILL REQUIRE US TO USE HAZARDOUS MATERIALS IN OUR BUSINESS. ANY CLAIMS RELATING TO IMPROPER HANDLING, STORAGE, OR DISPOSAL OF THESE MATERIALS COULD BE TIME CONSUMING AND COSTLY AND COULD ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

   Our research and development processes may involve the controlled use of hazardous materials, including chemical, and biological materials. We cannot eliminate entirely the risk of accidental contamination or discharge and any resultant injury from these materials. Federal, state, and local laws and regulations govern the use, manufacture, storage, handling, and disposal of these materials. We may be sued for any injury or contamination that results from our use or the use by third parties of these materials, and our liability may exceed our total assets. In addition, compliance with applicable environmental laws and regulations may be expensive, and current or future environmental regulations may impair our research, development, or production efforts. We plan to purchase insurance to protect us from potential losses; however, at this time, we do not have any insurance coverage for accidental contamination, discharge or any resultant injury from these hazardous materials.

16. WE ARE SUBJECT TO ALL GOVERNMENTAL RULES, LAWS AND REGULATIONS RELATING TO THE BIOMEDICALS INDUSTRY IN THE U.S.

   We are subject to all governmental rules, laws and regulations relating to the biomedical industry in the U.S., and we fully intend to comply therewith.

   Biologically derived enzyme products are regulated in the United States based on their application, by either the United States Food and Drug Administration ("FDA"), or the Environmental Protection Agency ("EPA"), or, in the case of plants and animals, the United States Department of Agriculture ("USDA"). In addition to regulating drugs, the FDA also regulates food and food additives, feed and feed additives, and GRAS (Generally Recognized As Safe) substances used in the processing of food. The EPA regulates biologically derived chemicals not within the FDA's jurisdiction.

   Under current FDA policy, our future products will most likely come within the FDA's jurisdiction, may be subject to lengthy FDA reviews and unfavorable FDA determinations if they raise safety questions which cannot be satisfactorily answered, if results do not meet regulatory requirements or if they are deemed to be food additives whose safety cannot be demonstrated. An unfavorable FDA ruling could be difficult to resolve and could prevent a product from being commercialized. Even after investing significant time and expenditures, we may not obtain regulatory approval for any drug products that incorporate our technologies or inventions.

   The EPA regulates biologically derived chemical substances not within the FDA's jurisdiction. An unfavorable EPA ruling could delay commercialization or require modification of the production process resulting in higher manufacturing costs, thereby making the product uneconomical. In addition, the USDA may prohibit genetically engineered plants from being grown and transported except under an exemption, or under controls so burdensome that commercialization becomes impracticable. Our future products may not be exempted by the USDA.

   Further, there is no assurance the governmental agencies having jurisdiction over us, our operations and properties, will not enact laws, rules and/or regulations in the future which may have an adverse impact on us and our operations.


17. OUR RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED BY ENVIRONMENTAL, HEALTH AND SAFETY LAWS, REGULATIONS AND LIABILITIES.

   We are subject to various federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees. We will need to meet a significant number of environmental and other regulations and standards established by various federal, state and local regulatory agencies.

   In addition, some of these laws and regulations require our contemplated facilities to operate under permits that are subject to renewal or modification. These laws, regulations and permits can often require expensive pollution control equipment or operational changes to limit actual or potential impacts to the environment. As these regulations and standards evolve, and if new regulations or standards are implemented, we may be required to modify our proposed facilities and processes or develop and support new facilities or processes and this will increase our costs. Any failure to comply, or delays in compliance, with the various existing and evolving industry regulations and standards could prevent or delay our production of specialty enzyme products. Any inability to address these requirements and any regulatory changes could have a material adverse effect on our specialty enzyme business, financial condition and operating results.

   A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns.


18. OUR MANAGEMENT CONTROLS A LARGE BLOCK OF OUR COMMON STOCK THAT WILL ALLOW THEM TO CONTROL THE COMPANY.

   As of June 30, 2009, our officers and directors owned approximately 65% of our outstanding common stock. Upon completion of this offering, our officers and directors will own approximately 63% of then issued and outstanding shares, and will be able to elect all of the directors and continue to control EnzymeBioSystems.

   As a result, our two officers will have the ability to control substantially all matters submitted to our stockholders for approval including:

   a) election of our board of directors;

   b) removal of any of our directors;

   c) amendment of our Articles of Incorporation or bylaws; and

   d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

   As a result of their ownership and positions, these two individuals have the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

   Investors will own a minority percentage of the Company's common stock and will have minority voting rights. Investors will not have the ability to control either a vote of the Company's Shareholders or Board of Directors.


19. OUR MANAGEMENT HAS DISCRETION AS TO HOW TO USE ANY PROCEEDS FROM THE SALE OF SECURITIES.

   The net proceeds from the sale of our common stock under this offering will be used for the purposes described under "Use of Proceeds." We reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which our management deems to be in the best interests of the company and our shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of management with respect to application and allocation of the net proceeds of this Offering. Investors for the common stock offered hereby will be entrusting their funds to our management, upon whose judgment and discretion the investors must depend.


20.  SOME OF OUR OFFICERS AND DIRECTORS HAVE OTHER BUSINESS VENTURES.

   As disclosed in their biographies contained herein, some of our officers and directors work with other companies in addition to their work for us. Anushavan Yeranosyan is a part-time financial advisor of A & A Medical Supply, LLC. A & A Medical Supply distributes medical supplies to the health care industry. Although none of our officers and directors are currently working for any other companies in the biomedical industry, they are not prohibited from doing so.

   Ashot Martirosyan, our President, plans to devote 40 hours per week of his time to our business, and Anushavan Yeranosyan, our Secretary/Treasurer plans to devote 20 hours per week of his time to our business. Anushavan Yeranosyan's other activities may prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his involvement in other activities.

   If one or more of our officers or directors began working for another biomedical company it could take away from the time they currently spend working on our business affairs and could create a potential conflict of interest. We do not have any employment agreements with any of your officers, which means they are not obligated to continue to work for the Company and can resign their positions whenever they are inclined to do so.

RISK FACTORS RELATING TO OUR COMMON STOCK AND THIS OFFERING
-----------------------------------------------------------

21.  INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE
     A REFUND.

   Investors do not have the right to withdraw invested funds. Subscription payments will be released from the escrow account to EnzymeBioSystems if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds during the Offering period, which may last as long as March 31, 2010, the proposed close date of this Offering.


22. FUTURE SALES OF SHARES BY EXISTING CONTROLLING STOCKHOLDERS COULD CAUSE OUR STOCK PRICE TO DECLINE, FURTHER, CERTAIN SHARES OF OUR COMMON STOCK ARE RESTRICTED FROM IMMEDIATE RESALE..


   If our existing controlling stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline. As of September 30, 2009, we have 30,500,000 common shares issued and outstanding and upon successful completion of this Offering, we will have outstanding a total of 31,500,000 shares of common stock. Once we register the 10,500,000 shares in this Offering, these 10,500,000 shares will be freely tradable, without restriction, in the public market immediately after the offering. Our officers own 20,000,000 common shares. If in the future, they decide to sell their shares or if it is perceived that they will be sold, to the extent permitted by the Rules 144 and 701 under the Securities Act, the trading price of our common stock could decline.

   After the effectiveness of our Registration Statement, the 20,000,000 shares of common stock, owned by our two officers are restricted from immediate resale in the public market. The restricted shares are restricted in accordance with Rule 144, which states that if unregistered, restricted securities are to be sold, a minimum of one year must elapse between the later of the date of acquisition of the securities from the issuer or from an affiliate of the issuer, and any resale of those securities in reliance on Rule 144. The Rule 144 restrictive legend remains on the stock until the holder of the stock holds the stock for longer than six months (unless an affiliate) and meets the other requirements of Rule 144 to have the restriction removed. The sale or resale of those shares in the public market, or the market's expectation of such sales, may result in an immediate and substantial decline in the market price of our shares. Such a decline will adversely affect our investors, and make it more difficult for us to raise additional funds through equity offerings in the future.

23. WE HAVE NEVER DECLARED DIVIDENDS ON OUR COMMON STOCK AND DO NOT PLAN TO DO SO IN THE FORESEEABLE FUTURE.

   We intend to retain any future earnings to finance the operation and expansion of its business and do not anticipate paying any cash dividends in the foreseeable future. As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any.
You should not rely on an investment in our company if you require dividend income. The only possibility of any income to investors would come from any rise in the market price of your stock, which is uncertain and unpredictable.

   A holder of common stock will be entitled to receive dividends only when, as, and if declared by the Board of Directors out of funds legally available therefore. We have never issued dividends on our common stock. Our Board of Directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, and other circumstances.


24. HOLDERS OF OUR COMMON STOCK HAVE A RISK OF POTENTIAL DILUTION IF WE ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE.

   Although our Board of Directors intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any future issuance of our common stock, the future issuance of additional shares of our common stock would cause immediate, and potentially substantial, dilution to the net tangible book value of those shares of common stock that are issued and outstanding immediately prior to such transaction. Any future decrease in the net tangible book value of our issued and outstanding shares could have a material effect on the market value of the shares.


25. THE PRICE OF OUR COMMON STOCK OFFERED IN THE OFFERING HAS BEEN ARBITRARILY ESTABLISHED BY OUR MANAGEMENT.

   The offering price has been arbitrarily determined by our management and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price. This is especially the case if an investment in our company results in a stock price as determined by the market less than our initial offering. In that case, shares in our company could be purchased in the open market below our initial offering price. This would result in a loss of money for any investors in this Offering.

26. THERE HAVE NO COMMITMENTS TO PURCHASE ANY OF OUR COMMON STOCK OFFERED HEREUNDER.

   There is no commitment of any kind on the part of anyone to purchase all or any part of the 1,000,000 shares being offered hereby; consequently, we can give no assurance that all or any of the shares will be sold. Management intends to solicit friends and acquaintances to purchase stock in this Offering. Management believes there are a very limited number of purchasers of our common stock. Further, any purchasers of our common stock will not have any liquidity to sell their stock in our Company.


27. WE DO NOT HAVE INSURANCE AND, THEREFORE, LIABILITY WE INCUR COULD HAVE SUBSTANTIAL IMPACT ON OUR ABILITY TO CONTINUE AS A GOING CONCERN.

   We have limited capital and, therefore, we do not currently have a policy of insurance against liabilities arising out of the negligence of our officers and directors and/or arising from deficiencies in any of our business operations. Even assuming we obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against us, our officers and directors, or our business operations or assets. Any such liability which might arise could be substantial and would likely exceed our total assets. However, our Articles of Incorporation and Bylaws provide for indemnification of officers and directors to the fullest extent permitted under Nevada law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons, it is the opinion of the U. S. Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.


28. IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD AND AS A RESULT, INVESTORS MAY BE MISLED AND LOSE CONFIDENCE IN OUR FINANCIAL REPORTING AND DISCLOSURES, AND THE PRICE OF OUR COMMON STOCK MAY BE NEGATIVELY AFFECTED.

   The Sarbanes-Oxley Act of 2002 requires that we report annually on the effectiveness of our internal control over financial reporting. A "significant deficiency" means a deficiency or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness yet important enough to merit attention by those responsible for oversight of the Company's financial reporting. A "material weakness" is a deficiency or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

   As of June 30, 2009 management assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting. The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; and (2) inadequate segregation of duties consistent with control objectives.

   In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover "material weaknesses" in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

   Failure to provide effective internal controls may cause investors to lose confidence in our financial reporting and may negatively affect the price of our common stock. Moreover, effective internal controls are necessary to produce accurate, reliable financial reports and to prevent fraud. If we have deficiencies in our internal controls over financial reporting, these deficiencies may negatively impact our business and operations.


29.  CURRENTLY, THERE IS NO MARKET FOR OUR SECURITIES.

   There is presently no market for our securities and there can be no assurance that any such market will develop. In the event a public trading market does develop, there is no assurance it will continue. Therefore, any investment in our common stock may be highly illiquid and without a market value.

30.  LOW-PRICED STOCKS MAY AFFECT THE RESELL OF OUR SHARES.

   Penny Stock Regulation Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock; the broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. When the Registration Statement becomes effective and the Company's securities become registered, the stock will likely have a trading price of less than $5.00 per share and will not be traded on any exchanges. Therefore, the Company's stock is initially selling at $0.01 per share they will become subject to the penny stock rules and investors may find it more difficult to sell their securities, should they desire to do so.


SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

   We have made forward-looking statements in this prospectus, including the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under "Risk Factors" and elsewhere in this prospectus.

   Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

                               Use of Proceeds
                               ---------------

   We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders. However, we will receive up to $10,000 in proceeds from the sale of shares offered by us under this prospectus. The proceeds we receive shall be used to further purchase raw materials to produce specialty enzymes. The use of proceeds include:

Use of Proceeds
---------------
                               Maximum     Percent
                               --------   --------
Total Proceeds                 $10,000      100.0%

Less: Offering Expenses

Commissions & Finders Fees     $     0
Transfer Agent fees*           $   700       7.0%
Copying*                       $   300       3.0%
                               -------------------
TOTAL OFFERING EXPENSES        $ 1,000      10.0%

Net Proceeds From Offering     $ 9,000       90.0%

Use of Proceeds:

Raw Materials to produce
specialty enzymes              $ 5,000       50.0%

Packaging of proprietary       $ 1,000       10.0%
   enzyme products

Marketing Expense              $ 3,000       30.0%
  (sample distribution to
   potential customers)
                              ---------------------

Total Use of Net Proceeds      $ 9,000       90.0%
                               --------------------

Total Use of All Proceeds      $10,000       100.0%
                               =======      =======

*Estimated Expenses

                                   DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of EnzymeBioSystems issued and outstanding stock. This is due in part to our founding shareholders, who received shares of our common stock at our formation or in exchange for cash put in the company, paid $30,500 for 30,500,000 shares, or $0.001 per share for their shares. The following table sets forth on a pro forma basis at September 30, 2009, the differences between existing stockholders and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us, and the average price paid per share (assuming a proposed public offering price of $0.01 per share).

   The dilution calculations we have set forth in this section reflect an offering price of $0.01 per share.

   As of September 30, 2009 we had a net tangible book value of $22,133 or $0.001 per share of issued and outstanding common stock. After giving effect to the sale of the shares proposed to be offered in the maximum offering of 1,000,000 shares, the net tangible book value at that date would have been $31,133 or $0.0010 per share. This represents an immediate increase in net tangible book value of $0.0003 per share to existing shareholders and an immediate dilution of $0.0090 per share to new investors.

   The following table illustrates the dilution to the purchaser of the common stock in this offering.

                               Dilution Table
                               --------------

                                     Maximum Offering
                                     ----------------
     Net tangible book value per
     share at September 30, 2009          $0.0007

     Net tangible book value after
     this Offering                        $0.0010

     Increase per share attributable
     to new stockholders                  $0.0003

     Dilution                             $0.0090

     Dilution as percentage of
     purchase price                        90.12%


                           Selling Security Holders
                           ------------------------

   The following table sets forth the shares beneficially owned, as of June 30, 2009, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold. None of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer.

   The shares were offered and sold to the selling stockholders as founders of the Company under Section 4(2) of the Securities Act as a transaction not involving a public offering. None of the selling stockholders are affiliates or controlled by our affiliates and none of the selling stockholders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.


Selling Security Holders

                                     Shares     Percent   Shares    Percent
                         Shares for  before     before    after     after
Selling Security Holder    sale      offering   offering  offering  offering(1)
-------------------------------------------------------------------------------
Edgar Nalbandyan        1,500,000    1,500,000    4.9%            0       0%
Lida Gevorgyan          1,500,000    1,500,000    4.9%            0       0%
Haikanush Yeranossian   1,500,000    1,500,000    4.9%            0       0%
Frounz Yeranossian      1,500,000    1,500,000    4.9%            0       0%
Anton Yeranossian       1,500,000    1,500,000    4.9%            0       0%
Hasmik Hayrapetyan      1,500,000    1,500,000    4.9%            0       0%
Karine Abrahamyan       1,500,000    1,500,000    4.9%            0       0%
-------------------------------------------------------------------------------
Totals                 10,500,000   10,500,000   34.3%           0       0%


(1) Based on 30,500,000 shares of common stock issued and outstanding as of September 30, 2009.

   We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

                        DETERMINATION OF OFFERING PRICE

   There is no established public market for the shares we are registering. Our management has established the price of $0.01 per share based upon their estimates of the market value of EnzymeBioSystems and the price at which potential investors might be willing to purchase the shares offered.

   We are registering up to 10,500,000 shares for resale by existing holders of our common stock. Additionally, we are registering up to 1,000,000 shares to be offered by our Company. If we are successful at selling all of the shares being offered by our Company, our gross proceeds from such offering will be $10,000.


                             PLAN OF DISTRIBUTION

The Offering
------------

   We are offering up to a total of 11,500,000 shares. The offering price is $0.01 per share. The offering will terminate when all 1,000,000 shares are sold but no later than March 31, 2010, unless we terminate it earlier. Upon expiration the March 31, 2010 expiration date, management does not intend to extend the offering.

   The offering relates to the sale by us of up to 1,000,000 shares of common stock and to the resale by certain selling security holders of the Company of up to 10,500,000 shares of common stock.

   We have established an escrow account with our corporate attorney for funds received by us from prospective investors. The purpose of the escrow account is to ensure we receive good funds before we accept the Subscription Agreement. There is no minimum for this offering. Therefore, after the funds are received and the subscription accepted, shares will be promptly issued by us to investors even if you are the sole purchaser in this offering. Investors do not have the right to withdraw invested funds. Subscription payments will be released from the escrow account to us if the Subscription Agreements and funds are in good order. Therefore, once an investment is made, investors will not have the use or right to return of such funds during the Offering period,

   The offering is being conducted on a self-underwritten, best effort basis, which means our officers/directors will attempt to sell the shares. We cannot assure you that all of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may not be able to sell all of 1,000,000 shares in this offering. All subscription funds will be held in our attorney's Trust Account.

   The shares will be offered at a price of $0.01 per share from the effective date of this prospectus until March 31, 2010. Upon expiration the March 31, 2010 expiration date, management does not intend to extend the offering. Certificates for shares purchased will be issued and distributed promptly after any shares are sold, the subscription is accepted and "good funds" are received in our escrow account.

   The proceeds from the sale of the shares in this offering will be payable to Thomas C. Cook Client Trust Account fbo EnzymeBioSystems.

   We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason, based on whether good funds are received or if we receive subscriptions for more than our 1,000,000 share Offering. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

   We have no intention of inviting broker-dealer participation in this offering.

   Our officers and directors intend to seek to sell the common stock to be sold by us in this offering by contacting persons with whom they have had prior contact who have expressed interest in us, and by seeking additional persons who may have interest through various methods such as mail, telephone, and email. Any solicitations by mail or email will be preceded by or accompanied by a copy of this Prospectus. We do not intend to offer the securities over the Internet or through general solicitation or advertising. Our officers and directors are relying on an exemption from registration as a broker-dealer pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934 in that they are not statutorily disqualified, are not associated with a broker or dealer, are not receiving compensation related to these transactions, and perform substantial other duties for us.

   We further represent:

   o Our officers and directors are not broker, dealers or associated persons of brokers or dealers within the preceding 12 months; and

   o Our officers and directors have not do not participated in the selling offerings of securities for any issuer more than once every 12 months other than in reliance on Rule 3a4-1(a)4(1) or (a)4(iii).

   We anticipate that a market maker will apply to have our common stock traded on the over-the-counter bulletin board at some point in the future, but there is no guarantee this will occur. If successful, the selling stockholders will be able to sell their shares referenced under "Selling Security Holders" from time to time on the over-the-counter bulletin board in privately negotiated sales, or on other markets, at prevailing market rates. If our common stock is not listed on the over-the-counter bulletin board, the selling stockholders may sell their shares in privately negotiated transactions. Any securities sold in brokerage transactions will involve customary brokers' commissions.

   We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders, who may be deemed to be underwriters in connection with their offering of shares. The estimated expenses of issuance and distribution are set forth below:

                    EXPENSES OF ISSUANCE AND DISTRIBUTION

   We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table.


Nature of Expenses:
                                                                Amount
                                                                ------
U. S. Securities and Exchange Commission registration fee       $    6
Legal fees and miscellaneous expenses*                          $1,000
Audit Fees                                                      $2,500
Transfer Agent fees*                                            $  700
Printing*                                                       $  300
                                                                ------
Total                                                           $4,506
                                                                ======

*Estimated Expenses

   Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with them. The selling stockholders and any brokers, dealers or agents that participate in the distribution of common stock may be considered underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by those underwriters, brokers, dealers or agents may be considered underwriting discounts and commissions under the Securities Act of 1933.

   In accordance with Regulation M under the Securities Exchange Act of 1934, neither we nor the selling stockholders may bid for, purchase or attempt to induce any person to bid for or purchase, any of our common stock while we or they are selling stock in this offering. Neither we nor any of the selling stockholders intends to engage in any passive market making or undertake any stabilizing activity for our common stock. None of the selling stockholders will engage in any short selling of our securities. Further, under the rules and regulations of the NASD, any broker-dealer may not receive discounts, concessions, or commissions in excess of 8% in connection with the sale of any securities registered hereunder.

                          DESCRIPTION OF SECURITIES

   Our authorized capital stock consists of 195,000,000 shares of common stock, par value $0.001. We have 5,000,000 shares of preferred stock authorized, par value $0.001. As of June 30, 2009, there are 30,500,000 shares of our common stock issued and outstanding, held by nine (9) shareholders of record and no preferred shares issued.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never issued any dividends and do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared on our common stock in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Preferred Stock.  We have no shares of preferred stock issued.

Stock Option Plan.  We have not approved any stock option plans.

                            DESCRIPTION OF BUSINESS

Company History
---------------

   We were formed on June 26, 2009 as EnzymeBioSystems, a Nevada corporation. We are a startup company that plans to manufacture specialty enzymes. Activities to date have been limited primarily to organization, initial capitalization, establishing administrative offices in Chagrin Falls, Ohio, and commencing our initial operational plans. As of the date of this offering circular, the Company has developed a business plan, established administrative offices and started obtaining materials to build its laboratory.


Overview
--------

   We are a start-up company focused on becoming a manufacturing organization, concentrating on the discovery, development and commercialization of improved enzyme products to be used by pharmaceutical and biotechnology companies in developing drug compounds, biologics, specialized enzymes and drug delivery services.

   Enzymes can be categorized as "enzyme inhibitors" and "enzyme activators." Enzyme inhibitors are molecules that bind to enzymes and decrease their activity. Since blocking an enzyme's activity can kill a pathogen or correct a metabolic imbalance, many drugs are enzyme inhibitors. Enzyme activators are molecules that bind to enzymes and increase their activity. These molecules are often involved in the allosteric [defined as having to do with a protein with a structure that is altered reversibly by a small molecule so that its original function is modified] regulation of enzymes in the control of metabolism. Both enzyme inhibitors and enzyme activators are currently used by many pharmaceutical and biotechnology companies in research and development of new drug compounds.

   Enzymes also can be used as pharmaceutical products. Enzymes as pharmaceuticals have two important features that distinguish them from all other types of pharmaceutical products. First, enzymes often bind and act on their targets with great affinity and specificity. Second, enzymes are catalytic and convert multiple target molecules to the desired products. These two features make are considered specialized enzymes that can accomplish therapeutic biochemistry in the body that small molecules cannot. These characteristics have resulted in the development of many enzyme drugs for a wide range of disorders, e.g. insulin and interferon.

   Each enzyme catalyzes a specific chemical reaction. Essentially, each enzyme breaks down or synthesizes one particular compound, or can even be limited to specific bonds in the compound they react in.

   The nerves have specialized or specialty enzymes to ensure that the signals are conducted. The eye has specialized enzymes that allow us to see colors. Other specialized enzymes break down fats and carbohydrates through a similar process, these enzymes help nutrients to be absorbed and used in the body.

   We foresee our three areas of business opportunity, includes: 1) buying raw materials to produce specialty enzymes in our lab facility and offer these products for sale to research facilities and pharmaceutical companies;
2) become a specialty contract manufacture for research universities and pharmaceutical companies that utilize enzymes in their research programs; and, 3) Publish in research and medical journals theoretical and practical applications of enzyme research, for the direct purpose of selling our research applications to research facilities.

   Our enzyme technology will tie-in with development of new commercial biological active compounds. We hope we can develop specialty enzymes to eliminate the side effects and toxicity of the new commercial developed products.

   We plan to deploy our enzyme technologies across diverse markets that represent commercial opportunities in helping us build visibility for
EnzymeBioSystems.   This includes building our reputation in the scientific
community through trade publications and protecting our intellectual property and technology through the patent process.

   We plan to use enzyme technologies to develop commercial solutions for a broad range of applications within the specialty chemical industry. These markets are largely served by a small number of large, well-established
businesses and research university centers.   We plan to work collaboratively
with those industrial companies to develop differentiated, high performance enzyme solutions for their target markets, and to leverage their well-developed distribution capabilities to better exploit commercial opportunities.

   We believe that this market approach might give us the ability to broadly apply our enzyme development and manufacturing capabilities while minimizing commercial risk in that research or pharmaceutical companies might change their needs during our development processes. We view our enzyme development and manufacturing capabilities as: 1) Computer-based methods of predicting the affinity of an inhibitor or activator for an enzyme, such as molecular docking. Docking is used to predict the binding orientation of small molecule drug candidates to their protein targets in order to in turn predict the affinity and activity of the small molecule. This plays an important role in the rational design of drugs; and, 2) Deployment of new catalytic systems immobilized on inorganic nano-particles in our technologies.

   We currently have only limited resources and capability to develop, manufacture, market, sell, or distribute specialty enzyme products on a commercial scale. We will determine which specialty enzyme products to pursue independently based on various criteria, including: investment required, estimated time to market, regulatory hurdles, infrastructure requirements, and industry-specific expertise necessary for successful commercialization. At any time, we may modify our strategy and pursue collaborations for the development and commercialization of some specialty enzyme products that we had intended to pursue independently. In order for us to commercialize more specialty enzyme products directly, we plan to establish or obtain through outsourcing arrangements additional capability to develop, manufacture, market, sell, and distribute such products.

   We plan to pursue corporate and university research center partnerships to enable the development of a broad portfolio of enzyme products and commercialize additional enzyme products. To date, we have yet to commercialize any enzyme products. Further, we do not have any agreements or understandings with any university research center or corporation. Our goal is to establish a pipeline of early-to-late-stage product candidates that could be commercialized in the next year.

   We have identified key market segments where we hope to develop enzyme products through strategic partnerships. Our established criteria for entering into such partnerships include:

     o  commercial revenue opportunity and novelty of the product(s);
     o  estimated time to market;
     o  regulatory hurdles;
     o infrastructure requirements; industry-specific expertise necessary for successful commercialization; and
     o sufficiency of financial resources to fund development and commercialization efforts.

   Management believes that our future partnerships will allow us to utilize our partners' marketing and distribution networks, share the investment risk, and access additional resources to expand our product portfolio and market opportunities. In entering these agreements, we plan to obtain a combination of technology access fees, research support payments, license or commercialization fees, and royalties from the commercialization of products resulting from these alliances.

   We plan to protect and enhance our technology for the development of novel enzymes by publishing our research in scientific trade publications and patenting our technology. Once our laboratory is operational, we expect we will be able to manufacturer specialty enzymes and develop engineering processes on a small scale. This technology consists of computer-based software design methods, such as molecular docking. We are in the process of advancing our computer models to help us predict the affinity of an inhibitor or activator for an enzyme. We believe our capabilities will include an end-to-end enzyme product solution, consisting of:

     o  multiple evolution technologies for optimizing enzymes;
     o  manufacturing know-how and capabilities; and
     o development of heterologous expression systems which allow for a broader range of organisms from which to develop product candidates.

Marketing Strategy
------------------

   Through our future independent and collaborative research and development programs, we plan to develop commercial enzyme products across multiple markets. In addition, we plan to develop a pipeline of enzyme product candidates that we expect to launch independently and/or in collaboration with strategic partners. Once we develop our innovative enzyme products, we plan to send samples of these products to potential customers. This will give them an opportunity to evaluate our products as compared to the enzymes they are purchasing from our competition.


Competition
-----------

   Our competitors have substantially greater financial, technical, and marketing resources than we do and may succeed in developing products that would render our products obsolete or noncompetitive. In addition, many of these competitors have significantly greater experience than we do in their respective fields. Our ability to compete successfully will depend on our ability to develop proprietary products that reach the market in a timely manner and are technologically superior to, and/or are less expensive than, other products on the market. Current competitors or other companies may develop technologies and products that are more effective than ours. Our technologies and products may be rendered obsolete or uneconomical by technological advances or entirely different approaches developed by one or more of our competitors. The existing approaches of our competitors or new approaches or technology developed by our competitors may be more effective than those developed by us.

   Any enzyme products that we develop will compete in multiple, highly competitive markets. For example, Codexis, Maxygen, Inc., Evotec, and Xencor have alternative evolution technologies. Integrated Genomics Inc., Myriad Genetics, Inc., and ArQule, Inc. perform screening, sequencing, and/or bioinformatics services. Novozymes A/S, Verenium Corporation, Genencor International Inc. and MPBiomedicals are involved in development, overexpression, fermentation, and purification of enzymes. Many of these competitors have significantly greater financial and human resources than we do. We believe that the principal competitive factors in our market are access to genetic material, technological experience and expertise, and proprietary position.

Our Growth Strategy
-------------------

   Management is preparing a number of trade articles to publish in research and medical journals on the theoretical and practical applications of enzyme research. Management hopes these articles will give the Company some notoriety among enzyme researchers/users. The articles are being prepared for the direct purpose of selling our research applications to research facilities and end users. If enzyme researchers/users are intrigued by the applications discussed in the research articles, management believes these researches/users will become future customers and purchase specialty enzymes from EnzymeBioSystems. Also, management hopes to position the Company, whereby it receives royalties from the enzyme applications it develops and markets.


Sources and Availability of Raw Materials
-----------------------------------------

   We plan to purchase raw materials to manufacture specialty enzymes from outside suppliers.


Dependence on Major Customers
-----------------------------

   At this time, we have yet to achieve any revenues, and we have no customers. We expect our products will be purchased by a limited number of customers such as pharmaceutical and biotechnology companies who develop drug compounds, biologics, specialized enzymes and drug delivery services and research universities.


Patents, Trademarks and Licenses
--------------------------------

   We do not have any trademarks, patents, or other intellectual property.

   We plan to rely on trade secrets, technical know-how, and continuing invention to develop and maintain our competitive position. We will take security measures to protect our trade secrets, proprietary know-how and technologies, and confidential data and continue to explore further methods of protection. Our policy is to execute confidentiality agreements with our employees and consultants upon the commencement of an employment or consulting arrangement with us. These agreements generally require that all confidential information developed or made known to the individual by us during the course of the individual's relationship with us be kept confidential and not disclosed to third parties. These agreements also generally provide that inventions conceived by the individual in the course of rendering services to us shall be our exclusive property.

Need for Government Approval
----------------------------

   Non-drug biologically derived products are regulated in the United States based on their application, by either the United States Food and Drug Administration, or FDA, the Environmental Protection Agency, or EPA, or, in the case of plants and animals, the United States Department of Agriculture, or USDA. In addition to regulating drugs, the FDA also regulates food and food additives, feed and feed additives, and GRAS (Generally Recognized As
Safe) substances used in the processing of food. The EPA regulates biologically derived chemicals not within the FDA's jurisdiction. Although the food and industrial regulatory process can vary significantly in time and expense from application to application, the timelines generally are shorter in duration than the drug regulatory process.

   We are subject to regulation by the FDA and comparable regulatory agencies in foreign countries with respect to the development and commercialization of products resulting from our drug discovery activities. The FDA and comparable regulatory bodies in other countries currently regulate enzymes and related pharmaceutical products as biologics. Biologics are subject to extensive pre- and post-market regulation by the FDA, including regulations that govern the collection, testing, manufacture, safety, efficacy, potency, labeling, storage, record keeping, advertising, promotion, sale and distribution of the products.

   Although there are some centralized procedures for filings in the European Union countries, in general each country has its own procedures and requirements, and compliance with these procedures and requirements may be expensive and time-consuming. Accordingly, there may be substantial delays in obtaining required approvals from foreign regulatory authorities after the relevant applications are filed, if approvals are ultimately received at all.


Effect of Government Regulation on Business
-------------------------------------------

   Non-drug biologically derived products, such as the specialty enzymes we plan to produce are regulated in the United States based on their application, by either the United States Food and Drug Administration, ("FDA"), the Environmental Protection Agency, ("EPA") in the case of plants and animals, the United States Department of Agriculture ("USDA"). In addition to regulating drugs, the FDA also regulates food and food additives, feed and feed additives, and Generally Recognized As Safe substances used in the processing of food. The EPA regulates biologically derived chemicals not within the FDA's jurisdiction. Although the food and industrial regulatory process can vary significantly in time and expense from application to application, the timelines generally are shorter in duration than the drug regulatory process.

   In the United States, transgenic agricultural products may be reviewed by the FDA, EPA, and USDA, depending on the plant and the trait engineered into it. The regulatory process for these agricultural products can take up to five years of field testing under USDA oversight, and up to another two years for applicable agencies to complete their reviews. At this time, we do not anticipate producing any enzymes that would require FDA approval. Our processes would include combining enzymes that have already been approved the FDA.

   We will be subject to various federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and health and safety issues.

   Outside of the United States, scientifically-based standards, guidelines and recommendations pertinent to transgenic and other products intended for the international marketplace are being developed by, among others, the representatives of national governments within the jurisdiction of the standard-setting bodies, including Codex Alimentarius, the International Plant Protection Convention, and the Office des International Epizooties. The use of the existing standard-setting bodies to address concerns about products of biotechnology is intended to harmonize risk-assessment methodologies and evaluation of specific products or classes of products.

   In the future we may be subject to additional laws, regulations, policies, approvals and the like of federal, state, local, municipal, foreign and other bodies.

Research and Development
------------------------

   Research and development expenses related to our specialty enzyme business include costs related to ongoing bioprocess development and manufacturing process yield improvements, funded support for research collaborations and to a lesser extent, early stage product development. Due to limited capital resources and challenging economic conditions expected in 2009, we do not anticipate that we will spend significant resources on early stage specialty enzyme product development during 2009 without additional investment from strategic partners.

Environmental Regulation
------------------------

   We seek to comply with all applicable statutory and administrative requirements concerning environmental quality. We have made, and will continue to make, expenditures for environmental compliance and protection. Expenditures for compliance with environmental laws have not had, and are not expected to have, a material effect on our capital expenditures, results of operation or competitive position.

Employees
---------

   The Company currently has: two Officers, who are also Directors of the Company. These two individuals perform all of the job functions for the Company. Ashot Martirosyan, our President, plans to devote 40 hours per week of his time to our business, and Anushavan Yeranosyan, our Secretary/Treasurer, plans to devote 20 hours per week of his time to our business. The Company has no intention at this time to add employees until it can become a profitable entity. The Company from time to time may retain independent consultants in connection with its operations.

  (i) The Company's performance is dependent on the performance of its officers. In particular, the Company's success depends on their ability to develop a business strategy which will be successful for the Company.

 (ii) The Company does not carry key person life insurance on any of its personnel. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the business, results of operations and financial condition of the Company. The Company's future success also depends on its ability to retain and attract highly qualified technical and managerial personnel.

(iii) There can be no assurance that the Company will be able to retain its key managerial and technical personnel or that it will be able to attract and retain additional highly qualified technical and managerial personnel in the future. The inability to attract and retain the technical and managerial personnel necessary to support the growth of the Company's business, due to, among other things, a large increase in the wages demanded by such personnel, could have a material adverse effect upon the Company's business, results of operations and financial condition.


                            DESCRIPTION OF PROPERTY

   Our executive offices are located in Ohio, at 16773 W. Park Drive, Chagrin Falls, Ohio 44023, telephone: (440) 708-0012. This executive office is being provided at no cost by one of the Officers of the Company. The Officer will not seek reimbursement for providing this office space. Additionally, the Company leased a facility of approximately 1,000 square feet to build its laboratory. The officers of the company plan to build the laboratory themselves, as one is a systems engineer, and the other is a chemical engineer.


                               LEGAL PROCEEDINGS

   We are not a party to or otherwise involved in any legal proceedings.

   In the ordinary course of business, we expect from time to time we will be involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations. However, in the opinion of our management, other than as set forth herein, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

                             FINANCIAL STATEMENTS




                              EnzymeBioSystems
                        (A DEVELOPMENT STAGE COMPANY)
                        INDEX TO FINANCIAL STATEMENTS



                             FINANCIAL STATEMENTS
                               EnzymeBioSystems
                                June 30, 2009
                              September 30, 2009



                                                                   PAGE
                                                                   ----
Year end June 30, 2009 Financials (audited):

Independent Auditors' Report                                       F-1a
Balance Sheet                                                      F-2a
Statements of Operations                                           F-3a
Statements of Changes in Stockholders' Equity                      F-4a
Statements of Cash Flows                                           F-5a
Notes to Financials                                                F-6a-14a

Quarter end September 30, 2009 Financials (unaudited):

Balance Sheet                                                      F-1b
Statements of Operations                                           F-2b
Statements of Cash Flows                                           F-3b
Notes to Financials                                                F-4b-6b




SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
--------------------------------
www.sealebeers.com

          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          -------------------------------------------------------

To the Board of Directors
EnzymeBioSystems
(A Development Stage Company)

We have audited the accompanying balance sheet of EnzymeBioSystems
(A Development Stage Company) as of June 30, 2009, and the related statements of operations, stockholders' equity and cash flows for the period from inception on June 26, 2009 through June 30, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EnzymeBioSystems (A Development Stage Company) as of June 30, 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception on June 26, 2009 through June 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit of $3,000, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3.
The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs
-------------------------
    Seale and Beers, CPAs
    Las Vegas, Nevada
    September 25, 2009

                 6490 West Desert Inn Rd., Las Vegas, NV 89146
                      (702) 253-7492  Fax (702) 253-7501

                                     F-1a

                                EnzymeBioSystems
                          (A Development Stage Company)
                                  Balance Sheet


Balance Sheet

                                                                June 30,
                                                                  2009
                                                              ------------
ASSETS

Current Assets:
   Funds held in escrow                                       $    30,500
                                                              -----------
     Total current assets                                          30,500
                                                              ------------
TOTAL ASSETS                                                  $    30,500
                                                              ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accrued expenses                                           $     2,500
                                                              ------------
     Total current liabilities                                      2,500
                                                              ------------

Stockholders' equity:
   Preferred stock, $0.001 par value, 5,000,000
     shares authorized, none issued and
     outstanding as of 6/30/09                                          -
   Common stock, $0.001 par value, 195,000,000
     shares authorized, 30,500,000 shares issued and
     outstanding as of 6/30/09                                     30,500
   Additional Paid-in Capital                                         500
   (Deficit) accumulated during
     development stage                                             (3,000)
                                                              ------------
     Total stockholders' equity                                    28,000
                                                              ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $    30,500
                                                              ============


   The accompanying notes are an integral part of these financial statements.

                                     F-2a

                                EnzymeBioSystems
                          (A Development Stage Company)
                             Statement of Operations


Statement of Operations

                                                               For the period
                                                                   from
                                                               June 26, 2009
                                                               (Inception) to
                                                               June 30, 2009
                                                               --------------
REVENUE                                                        $           -
                                                               --------------

EXPENSES:
   Incorporating fees                                          $         500
   Auditing fees                                                       2,500
                                                               --------------
     Total expenses                                                    3,000
                                                               --------------

Net (loss) before income taxes                                 $      (3,000)

Provision for income tax                                                   -
                                                               --------------

NET (LOSS)                                                     $      (3,000)
                                                               ==============

NET (LOSS) PER SHARE - BASIC AND FULLY DILUTED                 $       (0.00)
                                                               ==============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING -
  BASIC AND FULLY DILUTED                                         30,500,000
                                                               ==============



   The accompanying notes are an integral part of these financial statements.

                                       F-3a

                                EnzymeBioSystems
                          (A Development Stage Company)
                       Statement of Stockholders' Equity


Statement of Stockholders' Equity

                                                       Deficit
            Preferred                                 Accumulated
              Stock      Common Stock      Additional   During
         ------------- -------------------  Paid-in   Development
         Shares   Amt    Shares      Amt    Capital     Stage        Total
         ------- ----- ----------  ------- --------- -----------   ----------
June 26,
2009
Contributed
Capital        - $   -          -  $     - $    500  $        -    $     500

June 29,
2009
Founders
shares
issued for
cash at
$0.001 per
share                  30,500,000   30,500        -           -       30,500

Net (loss)
for the
period
ending
June 30,
2009                                                     (3,000)      (3,000)
         ------- ----- ----------  ------- --------- -----------   ----------

Balance,
June 30,
2009           - $   - 30,500,000  $30,500 $     500  $  (3,000)   $  28,000
         ======= ===== ==========  ======= ========= ===========   ==========



  The accompanying notes are an integral part of these financial statements.

                                     F-4a

                                EnzymeBioSystems
                          (A Development Stage Company)
                             Statement of Cash Flows


Statement of Cash Flows

                                                               For the period
                                                                   from
                                                               June 26, 2009
                                                               (Inception) to
                                                               June 30, 2009
                                                               --------------
OPERATING ACTIVITIES:
   Net (loss)                                                  $      (3,000)
   Adjustments to reconcile net loss to net cash
     used by operating activities:
       Increase in accrued liabilities                                 2,500
                                                               --------------
   Cash (used) by operating activities                                  (500)
                                                               --------------

FINANCING ACTIVITIES:
   Sale of common stock                                               30,500
   Contributed capital                                                   500
                                                               --------------
   Cash provided by financing activities                              31,000
                                                               --------------

NET INCREASE IN CASH                                                  30,500
CASH AND EQUIVALENTS - BEGINNING OF PERIOD                                 -
                                                               --------------
CASH AND EQUIVALENTS - END OF PERIOD                           $      30,500
                                                               ==============

SUPPLEMENTAL DISCLOSURES:
   Interest paid                                               $           -
                                                               ==============
   Income taxes paid                                           $           -
                                                               ==============
   Non-cash transactions                                       $           -
                                                               ==============


   The accompanying notes are an integral part of these financial statements.

                                      F-5a

                               EnzymeBioSystems
                        (A Development Stage Company)
                        Notes to Financial Statements
                                June 30, 2009

NOTE 1.   GENERAL ORGANIZATION AND BUSINESS

EnzymeBioSystems (the "Company") was incorporated under the laws of the state of Nevada on June 26, 2009. The Company has two officers and directors and was organized to conduct any lawful business.

The Company has minimal operations and in accordance with the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7, the Company is considered a development stage company.

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The Company had cash assets of $30,500 and an accrued liability of $2,500 as of June 30, 2009. The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.

Earnings per Share
------------------
Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings of the entity, but these potential common stock equivalents were determined to be antidilutive.

Calculation of net income (loss) per share is as follows:

                                                          For the period ended
                                                              June 30, 2009
                                                           ------------------
Net income (loss) (numerator)                              $          (3,000)
                                                           ==================
Weighted average common
  shares outstanding                                              30,500,000

Basic gain (loss) per share                                $           (0.00)
                                                           ==================

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No Dividends have been paid during the period shown.

                                     F-6a

                               EnzymeBioSystems
                        (A Development Stage Company)
                        Notes to Financial Statements
                                June 30, 2009


NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES-CONTINUED

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Year-end
--------
The Company has selected June 30 as its year-end.

Advertising
-----------
Advertising is expensed when incurred. There has been no advertising during the period.

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3.   GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred net losses of $(3,000) for the period from June 26, 2009 (inception) to June 30, 2009. The future of the
Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.

Management has plans to seek additional capital through private placements and public offerings of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


                                      F-7a

                               EnzymeBioSystems
                        (A Development Stage Company)
                        Notes to Financial Statements
                                June 30, 2009


NOTE 3.   GOING CONCERN (continued)

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.


NOTE 4.   STOCKHOLDERS'EQUITY

The Company is authorized to issue up to 5,000,000 of its $0.001 par value preferred stock and up to 195,000,000 of its $0.001 par value common stock.

Preferred Stock
---------------
No shares of preferred stock have been issued.

Common Stock
------------
On June 29, 2009, the Company issued 30,500,000 shares of its $0.001 par value common stock to its nine founders for $30,500 in cash.

No other issuances of preferred or common stock have been made.


NOTE 5.   RELATED PARTY TRANSACTIONS

Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


NOTE 6.    PROVISION FOR INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax


                                     F-8a

                               EnzymeBioSystems
                        (A Development Stage Company)
                        Notes to Financial Statements
                                June 30, 2009


NOTE 6.    PROVISION FOR INCOME TAXES (continued)

assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

                   U.S federal statutory rate      (34.0%)
                   Valuation reserve                34.0%
                                                   ------
                   Total                               -%

Income tax benefits as of June 30, 2009, are calculated as follows:

                            Book loss         $ 3,000
                            Less: Book              -
                            depreciation
                            Add: Tax                -
                            depreciation
                                              --------
                            Net loss          $ 3,000
                            Effective              34%
                            tax rate
                                              --------
                            Tax benefit       $ 1,020
                            Valuation         $(1,020)
                            allowance
                                              --------
                                              $     -
                                              --------

During the year ended June 30, 2009, the Company recorded a valuation allowance of $3,000 on the deferred tax assets to reduce the total to an amount that management believes will ultimately be realized. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. There was no other activity in the valuation allowance account during the year ended
June 30, 2009.


                                      F-9a

                               EnzymeBioSystems
                        (A Development Stage Company)
                        Notes to Financial Statements
                                June 30, 2009


NOTE 7.   RECENT PRONOUNCEMENTS

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, "Earnings per Share." FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB's amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company's financial position, statements of operations, or cash flows at this time.



                                     F-10a

                               EnzymeBioSystems
                        (A Development Stage Company)
                        Notes to Financial Statements
                                June 30, 2009


NOTE 7.   RECENT PRONOUNCEMENTS (continued)

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB
107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment. In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for "plain vanilla" share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.



                                      F-11a

                               EnzymeBioSystems
                        (A Development Stage Company)
                        Notes to Financial Statements
                                June 30, 2009


NOTE 7.   RECENT PRONOUNCEMENTS (continued)

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51. This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations'. This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.
This Statement establishes principles and requirements for how the acquirer:
(a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.



                                     F-12a

                               EnzymeBioSystems
                        (A Development Stage Company)
                        Notes to Financial Statements
                                June 30, 2009


NOTE 7.   RECENT PRONOUNCEMENTS (continued)

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities-Including an Amendment of FASB Statement No.
115. This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements. The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.



                                     F-13a

                               EnzymeBioSystems
                        (A Development Stage Company)
                        Notes to Financial Statements
                                June 30, 2009


NOTE 8.  CONCENTRATIONS OF RISKS

Cash Balances
-------------

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC). This government corporation insured balances up to $100,000 through October 13, 2008. As of October 14, 2008 all non-interest bearing transaction deposit accounts at an FDIC-insured institution, including all personal and business checking deposit accounts that do not earn interest, are fully insured for the entire amount in the deposit account. This unlimited insurance coverage is temporary and will remain in effect for participating institutions until December 31, 2009.

All other deposit accounts at FDIC-insured institutions are insured up to at least $250,000 per depositor until December 31, 2009. On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, will return to at least $100,000 per depositor. Insurance coverage for certain retirement accounts, which include all IRA deposit accounts, will remain at $250,000 per depositor.



                                     F-14a

                                EnzymeBioSystems
                          (A Development Stage Company)
                            Condensed Balance Sheets

                                                September 30,
                                                    2009        June 30,
                                                (Unaudited)       2009
                                                ------------  ------------
ASSETS
  Current Assets:
    Cash and equivalents                        $    26,873   $         -
    Funds held in escrow                                  -        30,500
                                                ------------  ------------
    Total current assets                             26,873        30,500

  Fixed Assets:
    Furniture and equipment                           2,073             -
                                                ------------  ------------
    Total fixed assets                                2,073             -
                                                ------------  ------------
TOTAL ASSETS                                    $    28,946   $    30,500
                                                ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accrued expenses                             $         -   $     2,500
   Credit card payable                                4,740             -
                                                ------------  ------------
   Total current liabilities                          4,740         2,500
                                                ------------  ------------

Stockholders' equity:
   Preferred stock, $0.001 par value, 5,000,000
     shares authorized, none issued and
     outstanding as of 9/30/09 and 6/30/09                -             -
   Common stock, $0.001 par value, 195,000,000
     shares authorized, 30,500,000, 30,500,000
     shares issued and outstanding as of
     9/30/09 and 6/30/09, respectively               30,500        30,500
   Additional Paid-in Capital                         3,000           500
   (Deficit) accumulated during
     development stage                               (9,294)       (3,000)
                                                ------------  ------------
   Total stockholders' equity                        24,206        28,000
                                                ------------  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $    28,946   $    30,500
                                                ============  ============

   The accompanying notes are an integral part of these financial statements.

                                      F-1b

                                EnzymeBioSystems
                          (A Development Stage Company)
                        Condensed Statements of Operations

                                                               For the period
                                                  For the          from
                                                   three       June 26, 2009
                                                months ended   (Inception) to
                                               Sept. 30, 2009  Sept. 30, 2009
                                               --------------  --------------
REVENUE                                        $           -   $           -

EXPENSES
   Auditing fees                                           -           2,500
   General & Administrative                            1,753           1,753
   Incorporating fees                                      -             500
   Research & Development                              4,541           4,541
                                               --------------  --------------
     Total expenses                                    6,294           9,294
                                               --------------  --------------

Net (loss) before income taxes                        (6,294)         (9,294)

   Provision for income tax                                -               -
                                               --------------  --------------

NET (LOSS)                                     $      (6,294)  $      (9,294)
                                               ==============  ==============

NET (LOSS) PER SHARE - BASIC AND FULLY DILUTED $       (0.00)
                                               ==============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING -  BASIC AND FULLY DILUTED          30,500,000
                                               ==============



   The accompanying notes are an integral part of these financial statements.

                                       F-2b

                                EnzymeBioSystems
                          (A Development Stage Company)
                       Condensed Statements of Cash Flows

                                                               For the period
                                                  For the          from
                                                   three       June 26, 2009
                                                months ended   (Inception) to
                                               Sept. 30, 2009  Sept. 30, 2009
                                               --------------  --------------
OPERATING ACTIVITIES
   Net (loss)                                  $      (6,294)  $      (9,294)
   Adjustments to reconcile net loss to
     net cash used by operating activities:
       Increase in credit cards payable                4,740           4,740
       (Decrease) in accrued liabilities              (2,500)              -
                                               --------------  --------------
   Cash (used) by operating activities                (4,054)         (4,554)

INVESTING ACTIVITIES
   Purchase of furniture and equipment                (2,073)         (2,073)
                                               --------------  --------------
   Cash (used) by investing activities                (2,073)         (2,073)

FINANCING ACTIVITIES
   Sale of common stock                                    -          30,500
   Contributed capital                                 2,500           3,000
                                               --------------  --------------
   Cash provided by financing activities               2,500          33,500
                                               --------------  --------------

NET CHANGE IN CASH                                    (3,627)         26,873
CASH AND EQUIVALENTS - BEGINNING OF PERIOD            30,500               -
                                               --------------  --------------
CASH AND EQUIVALENTS - END OF PERIOD           $      26,873   $      26,873
                                               ==============  ==============

SUPPLEMENTAL DISCLOSURES:
   Interest paid                               $           -   $           -
   Income taxes paid                           $           -   $           -
   Non-cash transactions                       $           -   $           -


   The accompanying notes are an integral part of these financial statements.

                                      F-3b

                                EnzymeBioSystems
                          (A Development Stage Company)
                                Condensed Notes
                               September 30, 2009
                                   (Unaudited)


Note 1 - Basis of Presentation

In the opinion of management, the accompanying balance sheets and related interim statements of income, cash flows, and stockholders' equity include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management's estimates and assumptions.

Interim results are not necessarily indicative of results for a full year. The information included in this Form 10-Q should be read in conjunction with information included in the Form 10-K.


Note 2 - Going concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at September 30, 2009, the Company has not recognized revenue to date and has accumulated operating losses of approximately $9,294 since inception. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.


Note 3 - Related party transactions

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


                                      F-4b

                                EnzymeBioSystems
                          (A Development Stage Company)
                                Condensed Notes
                               September 30, 2009
                                   (Unaudited)


Note 4 - Recent Pronouncements

In June 2009, the FASB issued SFAS No. 166, "Accounting for Transfers of Financial Assets-an amendment of FASB Statement No. 140" ("SFAS 166"). The provisions of SFAS 166, in part, amend the derecognition guidance in FASB Statement No. 140, eliminate the exemption from consolidation for qualifying special-purpose entities and require additional disclosures. SFAS 166 is effective for financial asset transfers occurring after the beginning of an entity's first fiscal year that begins after November 15, 2009. The Company does not expect the provisions of SFAS 166 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 167, "Amendments to FASB Interpretation No. 46(R) ("SFAS 167"). SFAS 167 amends the consolidation guidance applicable to variable interest entities. The provisions of SFAS 167 significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R). SFAS 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. SFAS 167 will be effective for the Company beginning in 2010. The Company does not expect the provisions of SFAS 167 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162" ("SFAS No. 168"). Under SFAS No. 168 the "FASB Accounting Standards Codification" ("Codification") will become the source of authoritative U. S. GAAP to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission ("SEC") under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. On the effective date, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. SFAS No. 168 is effective for the Company's interim quarterly period beginning July 1, 2009. The Company does not expect the adoption of SFAS No. 168 to have an impact on the financial statements.



                                      F-5b

                                EnzymeBioSystems
                          (A Development Stage Company)
                                Condensed Notes
                               September 30, 2009
                                   (Unaudited)


Note 4 - Recent Pronouncements (Continued)

In June 2009, the Securities and Exchange Commission's Office of the Chief Accountant and Division of Corporation Finance announced the release of Staff Accounting Bulletin (SAB) No. 112. This staff accounting bulletin amends or rescinds portions of the interpretive guidance included in the Staff Accounting Bulletin Series in order to make the relevant interpretive guidance consistent with current authoritative accounting and auditing guidance and Securities and Exchange Commission rules and regulations. Specifically, the staff is updating the Series in order to bring existing guidance into conformity with recent pronouncements by the Financial Accounting Standards Board, namely, Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations, and Statement of Financial Accounting Standards No. 160, Non-controlling Interests in Consolidated Financial Statements. The statements in staff accounting bulletins are not rules or interpretations of the Commission, nor are they published as bearing the Commission's official approval. They represent interpretations and practices followed by the Division of Corporation Finance and the Office of the Chief Accountant in administering the disclosure requirements of the Federal securities laws.







                                      F-6b

        MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Disclaimer Regarding Forward Looking Statements

   You should read the following discussion in conjunction with our financial statements and the related notes and other financial information included in this Form S-1. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Form S-1, particularly in the Section titled Risk Factors.

   Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.


Summary Overview
----------------

   We a start-up company focused on becoming a manufacturing organization, concentrating on the discovery, development and commercialization of improved enzyme products to be used by pharmaceutical and biotechnology companies in developing drug compounds, biologics, specialized enzymes and drug delivery services.

   We foresee our three areas of business opportunity, includes: 1) buying raw materials to produce specialty enzymes in our lab facility and offer these products for sale to research facilities and pharmaceutical companies;
2) become a specialty contract manufacture for research universities and pharmaceutical companies that utilize enzymes in their research programs; and, 3) Publish in research and medical journals theoretical and practical applications of enzyme research, for the direct purpose of selling our research applications to research facilities.

Plan of Operation
-----------------

   As of the date of this Registration Statement, we have serious concerns as to whether we have, and will have, sufficient cash flow to continue to operate for the next twelve months if we are not successful in finding a market for our future enzyme products. As of September 30, 2009 we have working capital of $22,133 for our operations. We will apply any proceeds from future revenues to help cover our expenditures, but we anticipate that our projected expenditures will most likely exceed any proceeds from those revenues over the next twelve months, which will require that we obtain new financing in order for us to pursue our current plan of operations. We plan to look for both public and private sources of financing. There can be no assurance, however, that we can obtain sufficient capital on acceptable terms, if at all. If we do not achieve the necessary financing, then we will not be able to proceed with our planned activities, which would materially adversely effect our financial condition, business prospects and results of operations.


Explanatory Paragraph in Our Independent Registered Public Accounting Firm
Report
--------------------------------------------------------------------------

   Our independent accountants have included an explanatory paragraph in their most recent report, stating that our audited financial statements for the year ending June 30, 2009 and our unaudited financial statements for the quarter ending September 30, 2009, were prepared assuming that we will continue as a going concern. They note that we are dependent upon our ability to obtain financing and upon future profitable operations from the development of our business opportunities, and that there are no assurances that we will be able to meet our financial obligations in the future.


Background
----------

   We were formed on June 26, 2009 as EnzymeBioSystems, a Nevada corporation. We are a startup company that plans to manufacture specialty enzymes. Activities to date have been limited primarily to organization, initial capitalization, establishing administrative offices and commencing our initial operational plans. Our initial operational plans consist of obtaining materials to build our research and manufacture laboratory.

   We a start-up company focused on becoming a manufacturing organization, concentrating on the discovery, development and commercialization of improved enzyme products to be used by pharmaceutical and biotechnology companies in developing drug compounds, biologics, specialized enzymes and drug delivery services.

   We are a start-up company focused on becoming a manufacturing organization, based in Ohio to assist pharmaceutical and biotechnology companies in developing drug compounds, biologics, specialized enzymes and drug delivery services. We foresee our three areas of business opportunity, to include: 1) buying raw materials to produce specialty enzymes in our lab facility and offer these products for sale to research facilities and pharmaceutical companies; 2) become a specialty contract manufacture for research universities and pharmaceutical companies that utilize enzymes in their research programs; and, 3) Publish in research and medical journals theoretical and practical applications of enzyme research, for the direct purpose of selling our research applications to research facilities.

Business Plan Timeline
----------------------

The following is an outline of the proposed milestones for our business plan:

                                                            Anticipated
                                 Manner                    time needed to
        Milestone            of achievement              complete milestone
  ---------------------------------------------------------------------------
1.   Business started    Business plan developed          Already completed
                         Cost:  Management work
                         product, no funds used

2.   Initial funding     Raised $30,500 from founders     Already completed

3.   Lease lab space     Find suitable location to        Already completed
                        build laboratory
                         Cost:  $700 deposit,
                         $700 per month

4.   Laboratory built    Lab equipment acquired           Already completed
                         (with funds from founders)
                         Cost:  $10,000

5.   Company becomes     Files Registration               In process
     non-deficient       with SEC and completes
     fully reporting     comments
                         Cost:  $3,000

6.   Additional          Funding used to purchase         Three months after
     funding             additional raw materials         Registration
     (<$10,000)          (If no funds raised,             becomes effective
                         remaining founder's funds
                         used to purchase raw
                         materials.)
                         Cost:  $5,000 for raw
                         materials

7.   Research            Research papers submitted        Currently being
     published           to scientific journals           reviewed, publication
                         (No additional funding needed)   pending
                         Cost:  Management work
                         product, no funds used

8.   Manufacture         Manufacture laboratory           November, 2009
     Sample Batch        sample batch of enzymes
                         Cost:  $3,000

9.   Client base         Specialty enzyme samples         December, 2009
     established         sent to perspective
                         clients
                         Cost:  If offering falls short
                         founders will make up the difference.

   The above timeline does not take into account possible delays that may arise. If we experience any difficulties or delays during our plan of operation, it could take substantially longer to complete the final production of our specialty enzymes. Additional funding is not a prerequisite in producing specialty enzymes.

   We view our enzyme development and manufacturing capabilities as: 1) Computer-based methods of predicting the affinity of an inhibitor or activator for an enzyme, such as molecular docking. Docking is used to predict the binding orientation of small molecule drug candidates to their protein targets in order to in turn predict the affinity and activity of the
small molecule.   This plays an important role in the rational design of
drugs; and, 2) Deployment of new catalytic systems immobilized on inorganic nano-particles in our technologies.

   We plan to protect and enhance our technology for the development of novel enzymes by publishing our research in scientific trade publications and patenting our technology. Once our laboratory is operational, we expect we will be able to manufacturer specialty enzymes and develop engineering processes on a small scale. This technology consists of computer-based software design methods, such as molecular docking.


Results of Operations
---------------------

From Inception on June 26, 2009, through September 30, 2009
-----------------------------------------------------------

   During the period from inception on June 26, 2009 to September 30, 2009, we have generated no revenues. Our net loss since inception through September 30, 2009 is $(11,367). This includes the fee paid for incorporation and auditing.

   Since inception, we have sold 30,500,000 shares of common stock at $0.001 per share to our nine founders for proceeds of $30,500.

   As of the date of this Prospectus we have hired an attorney in relation to this Registration Statement, and an auditor to audit our financial statements.

Liquidity and Capital Resources
-------------------------------

   As of September 30, 2009, our total current assets were $26,873. As of September 30, 2009, our total liabilities were $4,740 in accrued expenses. We expect to incur losses over the next two years.

   We have funded our operations through financing activities consisting primarily of the purchase of our securities by our founders.

   During the period from inception to September 30, 2009, proceeds were received from the sale of common stock of $30,500. In addition, our Director contributed $500 to pay for incorporation to the Nevada Secretary of State. Our Director will not seek reimbursement for this contributed capital.


Cash Requirements
-----------------

   We intend to use the funds raised by the offering described herein to purchase raw materials, package final materials and ship samples to our potential customers.

   We anticipate we may need to rely on equity sales of our common shares in order to continue to fund our business operations, if we cannot generate enough revenues to cover our projected expenses. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our research and development activities.


Sources and Uses of Cash
------------------------

   We did not receive any cash from operations for the year ended June 30, 2009 or through the quarter end September 30, 2009. We used $(500) in cash for incorporation fees during this period. Until we have operations we do not anticipate we will generate any cash from operating activities. As stated in our Plan of Operation, we have serious concerns as to whether we have, and will have, sufficient cash flow to continue to operate for the next twelve months if we are not successful in finding a market for our future enzyme products.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

(a) Dismissal of Moore & Associates, Chartered

On August 27, 2009, the Public Company Accounting Oversight Board ("PCAOB") revoked the registration of Moore and Associates, Chartered because of violations of PCAOB rules and auditing standards in auditing the financial statements, PCAOB rules and quality controls standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and noncooperation with a Board investigation.

On August 24, 2009, the Board of Directors of EnzymeBioSystems voted to terminate its relationship with Moore & Associates, Chartered, as its independent registered public accounting firm.

The audit report of Moore & Associates, Chartered on the audited financial statements of the Registrant for the period from inception on June 26, 2009 to the fiscal year ended June 30, 2009, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except a going concern qualification in its July 7, 2009 Audit Report of the Registrant's financial statements for the fiscal year ended June 30, 2009, as contained in its Form S-1 Registration Statement.

During the Registrant's most recent fiscal year and through August 24, 2009, there were no disagreements (as defined in Item 304 of Regulation S-K) with Moore & Associates, Chartered on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moore & Associates, Chartered, would have caused it to make reference in connection with its opinion to the subject matter of the disagreement. Further, during the Registrant's most recent fiscal year and through the Dismissal Date, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

(b)  Engagement of Seale and Beers, CPAs

On August 24, 2009, the Registrant's Board of Directors approved the appointment of Seale and Beers, CPAs as the Registrant's independent registered public accounting firm. During the Registrant's most recent fiscal year and through August 24, 2009, neither the Registrant nor anyone on its behalf consulted the Current Accountants regarding either (1) the application of accounting principles to a specified transaction regarding the Company, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (2) any matter regarding the Company that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

       QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

   We are exposed to market risks, which include interest rate risk and potentially the prices of commodities. We do not engage in financial transactions for trading or speculative purposes.

Raw Material Prices. We are exposed to fluctuation in market prices for our raw materials. To mitigate risk associated with increases in market prices and commodity availability, we plan negotiate contracts with favorable terms directly with vendors. We do not enter into forward contracts or other market instruments as a means of achieving our objectives or minimizing our risk exposures on these materials.


       DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

   The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships among any of the directors and officers.


Name                         Age   Positions and Offices Held
---------------              ---   --------------------------
Ashot Martirosyan            57    President and Director
Anushavan Yeranosyan         46    Secretary, Treasurer and Director


Ashot Martirosyan - Background
-------------------------------

Mr. Martirosyan was the head of the "Anti-Biotics and Enzyme Inhibitors Laboratory" of "Institute of Organic Chemistry" in Yerevan, Armenia until November 2008. He moved to USA November 2008 and started preparing his research results and scientific materials for publications.


Mar. 2009 -
Present Developing business plan, to incorporate and begin operations Of EnzymeBioSystems.

1992 - 2008     Institute of Fine Organic Chemistry,
                National Academy of Sciences, Republic of Armenia
                Head of Antibiotics Laboratory

1984 - 1992     Institute of Fine Organic Chemistry,
                National Academy of Sciences, Republic of Armenia
                Senior Researcher

1976 - 1984     Institute of Fine Organic Chemistry,
                National Academy of Sciences, Republic of Armenia
                Antibiotics Laboratory Researcher

1974 - 1976     Optical-Mechanical Corporation - "Astro"
                Head of Chemical Laboratory
                Republic of Armenia


Education:

1980 - 1984     Yerevan State University
                Ph.D. degree, Candidate of Chemical Sciences: Organic
                Chemistry


1969 - 1974     Moscow Chemical and Technological Institute of D.I. Mendeleev
                Department of Organic Chemistry
                Chemical Technology

Anushavan Yeranosyan - Background
---------------------------------

2002 - 2009     Cutting Systems, Inc.
                Cleveland, Ohio
                United States
                Director of Engineering

2005 - 2009     A & A Medical Supply
                A distributor of health care supplies
                Euclid, Ohio
                Financial advisor

1998 - 2002     Cutting Systems, Inc.
                Cleveland, Ohio
                United States
                Production Manager

1996 - 1998     Cutting Systems, Inc.
                Cleveland, Ohio
                United States
                Engineer

1992 - 1996     Armenian Services LLC
                Yerevan, Armenia
                Founder/Owner

1990 - 1992     Laser Institute
                Yerevan, Armenia
                Project Manager

1988 - 1990     Laser Institute
                Yerevan, Armenia
                Engineer

1984 - 1988     Aviocomplex
                Yerevan, Armenia
                Engineer


Education:

1987 - 1988     Moscow
                Moscow Humanitarian University
                Master's Degree - International Relations


1979 - 1984     State Engineering University of Armenia (Polytechnic)
                Master's Degree
                Electronics

                           EXECUTIVE COMPENSATION

   As a result of our the Company's current limited available cash, no officer or director received compensation since June 26, 2009 (inception) of the company through June 30, 2009. We intend to pay salaries when cash flow permits.


Summary Compensation Table
--------------------------

                                                             All
                               Fiscal                        Other
                               Year                          Compen-
                              ending  Salary Bonus  Awards   sation    Total
Name and Principal Position   June 30  ($)    ($)    ($)      ($)      ($)
-----------------------------------------------------------------------------
Ashot Martirosyan     Pres/Dir. 2009    -0-    -0-      -0-     -0-     -0-
Anushavan Yeranosyan  Tres/Dir  2009    -0-    -0-      -0-     -0-     -0-



   Ashot Martirosyan, our president and director purchased 10,000,000 restricted common shares in June, 2009 for $10,000 cash. Anushavan Yeranosyan, our Secretary, Treasurer and director also purchased 10,000,000 restricted common shares in June, 2009 for $10,000 cash. These founder's shares were purchased by Ashot Martirosyan and Anushavan Yeranosyan, and were not issued as compensation for services.

   We do not have any employment agreements with our officers. We do not maintain key-man life insurance for any our executive officers/directors. We do not have any long-term compensation plans or stock option plans.


Term of Office
--------------

   Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships
--------------------

   There are no arrangements or understandings pursuant to which a director or executive officer was selected to be a director or executive officer. There are no family relationships among our directors/officers.


Significant Employees
---------------------

   We have no significant employees other than Officers/Directors.


Involvement in Certain Legal Proceedings
----------------------------------------

   Our directors, executive officers and control persons have not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.


Audit Committee Financial Expert
--------------------------------

   We do not have an audit committee financial expert nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert
------------------------------------------

   Our principal independent accountant is the firm of Seale and Beers, CPAs. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee. Anushavan Yeranosyan is the board's financial expert member.


Potential Conflicts of Interest
-------------------------------

   We are not aware of any current or potential conflicts of interest with any of our officers/directors.


Compensation of Directors
-------------------------

   We did not pay our directors any compensation during fiscal year ending June 30, 2009, nor through the quarter ending September 30, 2009.


      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table lists, as of September 30, 2009, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

   The percentages below are calculated based on 30,500,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

                                                                    Percent of
                                           Amount of                  Class
                   Name and Address        Beneficial    Percentage    after
Title of Class    of Beneficial Owner      Ownership      of Class   Offering
----------------  ---------------------  --------------   --------  ----------
Common Stock      Ashot Martirosyan(1)     10,000,000     32.7%      31.7%
Common Stock      Anushavan Yeranosyan(2)  10,000,000     32.7%      31.7%
------------------------------------------------------------------------------

1) Ashot Martirosyan, 16773 W. Park Drive, Chagrin, Falls, Ohio, 44023.
2) Anushavan Yeranosyan, 16773 W. Park Drive, Chagrin, Falls, Ohio, 44023.


There are no current arrangements which will result in a change in control.


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Our officers and directors are also our primary shareholders. Together, our officers and directors control 20,000,000 shares of our common stock, or 65% of our outstanding common stock.

   The Company's Director has contributed office space for our use for all periods presented. There is no charge to us for the space, and the director will not seek compensation for the use of this space.

   Through a Board Resolution, the Company hired the professional services of Seale and Beers, Certified Public Accountants, to perform audited financials for the Company. Seale and Beers, CPAs own no stock in the Company. The company has no formal contracts with its accountants, as they are paid on a fee for service basis.

              INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

   Our By-laws provide to the fullest extent permitted by law, that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                               LEGAL MATTERS

   The Law Offices of Thomas C. Cook, Ltd. has opined on the validity of the shares of common stock being offered hereby.


                                  EXPERTS

   The financial statements included in this prospectus and in this registration statement have been audited by Seale and Beers, CPAs, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


Interest of Named Experts and Counsel
-------------------------------------

   No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                   WHERE YOU CAN FIND MORE INFORMATION


   We have filed with the U. S. Securities and Exchange Commission a registration statement on Form S-1, together with all amendments and exhibits thereto, under the Securities Act of 1933 with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

   Copies of all or any part of the registration statement may be inspected without charge or obtained from the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549. The registration statement is also available through the Commission's website at the following address: http://www.sec.gov.

                      [BACK COVER PAGE OF PROSPECTUS]


                                 [date]


                                PROSPECTUS



                            EnzymeBioSystems


                               Common Stock


                           11,500,000 Shares of
                               Common Stock

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   We will pay all expenses in connection with the registration and sale of the common stock by the selling stockholder, who may be deemed to be an underwriter in connection with their offering of shares. The estimated expenses of issuance and distribution are set forth below:

Nature of Expenses:
                                                                Amount
                                                                ------
U. S. Securities and Exchange Commission registration fee       $    6
Legal fees and miscellaneous expenses*                          $1,000
Audit Fees                                                      $2,500
Transfer Agent fees*                                            $  700
Printing*                                                       $  300
                                                                ------
Total                                                           $4,506
                                                                ======
*Estimated Expenses


                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are:
(a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

   Our Articles and bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.




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


   Our Articles and bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

   We do not carry or maintain any insurance coverage for the benefit of your officers and directors at this time. Our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.




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


                  RECENT SALES OF UNREGISTERED SECURITIES

   On June 26, 2009 (inception), we issued 30,500,000, par value $0.001 common shares of stock for cash to the nine founding shareholders, this includes the cash payment of $10,000 for 10,000,000 shares to Ashot Martirosyan, who is our President, and Director, and the cash payment of $10,000 for 10,000,000 shares to Anushavan Yeranosyan, who is our Secretary, Treasurer, and Director. The other founding shareholders include: Edgar Nalbandyan (who paid $1,500 cash for 1,500,000 shares), Lida Gevorgyan (who paid $1,500 cash for 1,500,000 shares), Haikanush Yeranossian (who paid $1,500 cash for 1,500,000 shares), Frounz Yeranossian (who paid $1,500 cash for 1,500,000 shares), Anton Yeranossian (who paid $1,500 cash for 1,500,000 shares), Hasmik Hayrapetyan (who paid $1,500 cash for 1,500,000 shares), and Karine Abrahamyan (who paid $1,500 cash for 1,500,000 shares).

   The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investors were sophisticated investors, familiar with our operations.

   There have been no other issuances of shares since our inception on June 30, 2009. As of November 23, 2009, we have a total nine (9) shareholders.














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


                                   EXHIBITS

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

-------------------------------------------------------------------------
                                        Filed          Period           Filing
Exhibit       Exhibit Description     herewith  Form   ending  Exhibit   date
-------------------------------------------------------------------------------
 3.1       Articles of Incorporation,           S-1   6/30/09   3.1  09/28/2009
           as currently in effect
-------------------------------------------------------------------------------
 3.2       Bylaws                               S-1   6/30/09   3.2  09/28/2009
           as currently in effect
-------------------------------------------------------------------------------
 5.1      Opinion of Thomas C. Cook, Esq.       S-1   6/30/09   3.2  09/28/2009
          regarding the legality of the
          securities being registered
-------------------------------------------------------------------------------
23.1 Consent of Seale and Beers, CPAs S-1 6/30/09 3.2 09/28/2009 for audit of June 30, 2009 financial statements
-------------------------------------------------------------------------------
23.2      Consent of Seale and Beers, CPAs  X
          for audit of June 30, 2009
          financial statements and
          interim financials for
          September 30, 2009
-------------------------------------------------------------------------------
99.1       Subscription Agreement               S-1   6/30/09  99.1  09/28/2009
-------------------------------------------------------------------------------



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                                 UNDERTAKINGS
                                 ------------

We hereby undertake to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

       (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

   (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and



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


   (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

   (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                       SIGNATURES AND POWER OF ATTORNEY

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chargin, Falls, State of Ohio.

                                       EnzymeBioSystems


Dated:  November 25, 2009              /s/ Ashot Martirosyan
        ------------------             ---------------------------------
                                       By:  Ashot Martirosyan
                                       Its: President and Chairman of the
                                            Board

   Further, we, the undersigned officers and directors of EnzymeBioSystems (the "Registrant") hereby severally constitute and appoint Ashot Martirosyan and Anushavan Yeranosyan, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities as indicated, any and all amendments or supplements to this Registration Statement on Form S-1 of the Registrant, and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to any and all amendments.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 2009.


Dated:  November 25, 2009              /s/ Ashot Martirosyan
        -----------------             ---------------------------------
                                       By:  Ashot Martirosyan
                                       Its: Principal Executive Officer

Dated:  November 25, 2009              /s/ Anushavan Yeranosyan
        -----------------             ---------------------------------
                                       By:  Anushavan Yeranosyan
                                       Its: Principal Financial officer


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